Exhibit 99.1

For more information contact:
Stephen S. Romaine, President & CEO
Matthew Tomazin, Executive VP, CFO & Treasurer
Tompkins Financial Corporation (888) 503-5753

For Immediate Release
Monday, November 3, 2025

Tompkins Financial Corporation Announces Sale of Tompkins Insurance Agencies, Inc. to Arthur J. Gallagher & Co.

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)
Tompkins Financial Corporation ("Tompkins" or the "Company") announced today that it has closed on the sale of its wholly owned subsidiary, Tompkins Insurance Agencies, Inc. (“TIA”) to Arthur J. Gallagher & Co. (“Gallagher”) (NYSE: AJG) for approximately $223 million in cash, subject to customary purchase price adjustments. The transaction generates a pre-tax gain of $183 million.

With a 150-year operating history, TIA is a retail insurance agency offering property and casualty products and employee benefits solutions in Pennsylvania and New York. TIA has grown to be one of the top 100 insurance agencies in the country, which reflects the hard work and focus of its employees. All current leadership and direct employees of TIA have joined Gallagher. Through Gallagher, TIA will serve the customers throughout the Tompkins footprint, leveraging the resources of Gallagher's global brokerage and insurance services operations.

“It was in the long-term interests of the TIA employees and customers to find a partner that best positioned them for continued success well into the future. We are fully confident Gallagher is the right partner for all stakeholders. We wish all the best to the TIA team, and I extend many thanks to them for their contributions to our organization,” said Stephen S. Romaine, President and CEO, Tompkins Financial Corporation.

“We are confident our balance sheet provides us with the flexibility to invest a portion of the proceeds to replace the relative earnings of Tompkins Insurance over the near term, while also providing the capital to support strategic investments over the long term,” continued Romaine.

Exhibit 99.1
Gallagher (NYSE: AJG), a global insurance brokerage, risk management, and consulting services firm, is headquartered in Rolling Meadows, Illinois. It provides services in approximately 130 countries around the world through its owned operations and a network of correspondent brokers and consultants.

Piper Sandler & Co. acted as exclusive financial advisor and Polsinelli PC acted as legal counsel to Tompkins.

ABOUT TOMPKINS FINANCIAL CORPORATION
Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank. Tompkins Community Bank provides a full array of wealth management services under the Tompkins Financial Advisors brand, including investment management, trust and estate, financial and tax planning services. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by use of such words as "may", "will", "estimate", "intend", "continue", "believe", "expect", "plan", "commit", or "anticipate", as well as the negative and other variations of these terms and other similar words. Examples of forward-looking statements may include statements regarding the sufficiency of the proceeds of the sale to support strategic investments and the replacement of earnings. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements and historical performance. The following factors, in addition to those listed as Risk Factors in Item 1A in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, are among those that could cause actual results to differ materially from the forward-looking statements and historical performance: changes in general economic, market and regulatory conditions; our ability to attract and retain deposits and other sources of liquidity; gross domestic product growth and inflation trends; the impact of the interest rate and inflationary environment on the Company's business, financial condition and results of operations; other income or cash flow anticipated from the Company's operations, investment and/or lending activities; changes in laws and regulations affecting banks, bank holding companies and/or financial holding companies, including the Dodd-Frank Act, and other federal, state and local government mandates; the impact of any change in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount; increased supervisory and regulatory scrutiny of financial institutions; technological developments and changes; cybersecurity incidents and threats; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation;

Exhibit 99.1
reliance on large customers; the ability to access financial resources in the amounts, at the times, and on the terms required to support the Company's future businesses; and the economic impact, including market volatility, of national and global events, including the response to bank failures, war and geopolitical matters (including the war in Ukraine and the impacts of continued or escalating hostilities in the Middle East), tariffs and trade wars, widespread protests, civil unrest, political uncertainty, and pandemics or other public health crises. The Company does not undertake any obligation to update its forward-looking statements.